EXHIBIT 10.6

AMENDMENT TO
BUSINESS OPERATIONS AND SUPPORT SERVICES AGREEMENT

          THIS AMENDMENT TO BUSINESS OPERATIONS AND SUPPORT SERVICES AGREEMENT (“Amendment”) dated as of November 15, 2006 by and between American Consolidated Technologies, LLC, a Michigan limited liability company (“Practice Manager”) and RADS, P.C. Oncology Professions, a Michigan professional services corporation (“Medical Practice”).

RECITALS

          WHEREAS, Practice Manager and Medical Group are parties to that certain Business Operations and Support Services Agreement dated August 19, 2000 (the “Agreement”).

          WHEREAS, pursuant to the Agreement, the Practice Manager is responsible for general management and administration operations of the medical practices (the “Practices”) operated by Medical Group located at 28595 Orchard Lake Road, Suite 110, Farmington Hills, Michigan, 6770 Dixie Highway, #106, Clarkson, Michigan and 1085 N. Malcomb Street, Monroe, Michigan (the “Offices”).

          WHEREAS, Practice Manager’s obligations include owning, maintaining and/or providing Medical Group with equipment, fixtures and furnishings (collectively, the “Equipment”) at the Offices necessary for the operation of the Practice.

          WHEREAS, the Michigan Department of Community Health (“MDCH”) issued three Certificates of Need (“CONs”) to Medical Group in connection with owning and operating the Equipment at the Offices.

          WHEREAS, Medical Group desires to transfer to Practice Manager, and Practice Manager desires to accept from Medical Group, all of Practice Manager’s right, title and interest in and to the CONs.

          WHEREAS, the parties desire to amend the Agreement in accordance with the terms and conditions set forth below.

          NOW THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

          1.          Defined Terms.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

2.	Section 5.1 of the Agreement is hereby amended to add the following:

Medical Group hereby agrees to transfer to Practice Manager all of its right, title and interest in and to the Certificates of Need (“CONs”) issued by the Michigan Department of Community Health (the “MDCH”) originally issued to Medical Group relating to the Equipment at no additional cost to Practice Manager (the “Transfer”).  The parties acknowledge and agree that the Transfer of the CONs are intended to assist Practice Manager in performing its obligations set forth in this Agreement and that the absence of consideration therefore has been determined by the parties through good faith to be fair and reasonable.  Medical Group shall fully cooperate with Practice Manager in all respects to effectuate the Transfer, including but not limited to execution of any documents deemed necessary by Practice Manager or MDCH.

3.	Section 5.14 of the Agreement is hereby deleted in its entirety and replaced with the following:

5.14   Recruitment of Physicians.  Practice Manager shall coordinate recruiting of physicians including advertising for recruitment of Physicians to become shareholders, employees or independent contractors of the Medical Practice.  It shall be a joint responsibility of Medical Practice and Practice Manager to interview, select, contract with, supervise, control, and terminate all Physicians performing Medical Services.  Costs of recruiting not identified in the yearly budget on a continual basis shall be borne as an additional expense to the Medical Practice.

4.	Section 8.3 of the Agreement is amended to delete the second paragraph in its entirety.

5.	Section 9.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

9.4     Notices.  Any notice, demand, or communication required, permitted, or desired to be given under this Agreement shall be in writing and shall be deemed given if delivered in person or deposited in United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties as set forth opposite their respective names below:

Medical Practice:	RADS, P.C. Oncology Professionals
Attention: Michael J. Katin, M.D.
28595 Orchard Lake Road, Suite 110
Farmington Hills, MI 48334

Practice Manager:	American Consolidated Technologies, LLC
Attention: Daniel E. Dosoretz, M.D.
2234 Colonial Boulevard
Fort Myers, FL 33907

          6.          Ratification.  Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

          7.          Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts and both counterparts taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of November 15, 2006.

AMERICAN CONSOLIDATED TECHNOLOGIES, LLC

By:	/s/ David M. Koeninger

Name:	David M. Koeninger
Title:	Vice President

X-RAY TREATMENT CENTER, P.C.

By:	/s/ Daniel E. Dosoretz

Name:	Daniel E. Dosoretz, M.D.
Title:	Vice President